EXHIBIT 99.1

January 28, 2013
FOR IMMEDIATE RELEASE

WaferGen’s MyDesign Open Platform Facilitates Rapid Development of a Proprietary Prostate Cancer
Diagnostic Panel in the Lab of Dr. Arul Chinnaiyan at the University of Michigan Cancer Center

Platform’s Flexibility Key to a Successful Testing of Long Non-Coding RNA (lncRNA) Markers via High-Throughput Real-Time qPCR

FREMONT, Calif., January 28, 2013 /PRNewswire/ -- WaferGen Bio-systems, Inc. (OTCBB: WGBS) today announced the results of a successful study of lncRNA markers associated with prostate cancer in the lab of Dr. Arul Chinnaiyan at the University of Michigan Cancer Center.  The results can be viewed in white paper form at:

http://www.wafergen.com/wp-content/uploads/2013/01/UM_lncRNA_TNf.pdf

Under an existing agreement, WaferGen holds a license to this and other lncRNA-based research reagents developed by Dr. Chinnaiyan’s lab.

Dr. Arul Chinnaiyan, the S.P. Hicks Professor of Pathology and Urology at University of Michigan and the lead author of the study stated: “The WaferGen SmartChip system is an ideal technology to validate the expression of novel lncRNAs nominated by RNA-seq in a highly parallel fashion. It allows us to test multiple primer sets for qPCR very efficiently and cost-effectively, because of the platform’s flexibility.  We were able to vary experiment formats in terms of number of analytes and samples that were driven by each experiment’s design.  Furthermore, we could change content rapidly by dispensing assays in our own lab using WaferGen’s multi-sample nano-dispenser.  We intend to validate a number of lncRNA panels for a variety of common solid tumors, and hope to translate the findings into clinical practice as proprietary diagnostics.”

The latest marker validation study further underscores the now dual-role of WaferGen’s SmartChip system in enhancing and augmenting experiments using Next-Gen sequencing (NGS).  As recently announced, the system has shown promise upstream from NGS in target amplification, while downstream from NGS it can play a valuable role in target validation.  This capability will enable a lab to prepare samples for targeted resequencing, and to confirm the NGS results via high-throughput nano-qPCR.  Both applications leverage SmartChip’s best-in-class flexibility, high levels of sensitivity and dynamic range without the need for pre-amplification, and a very low cost per reaction.

About WaferGen and the SmartChip Real-Time PCR System

WaferGen Bio-systems, Inc. is an innovative life science company that offers the SmartChip Real-Time PCR System—a next-generation genetic analysis platform for profiling and validating molecular biomarkers. It provides a range of high-throughput capabilities including microRNA and mRNA gene expression profiling as well as single nucleotide polymorphism (SNP) genotyping.

For additional information, please see http://www.wafergen.com

Forward Looking Statements

This press release contains certain “forward-looking statements”.  Such statements include statements relating to the expected benefits to the Company of using nano-qPCR technology for target enrichment sample preparation prior to targeted resequencing on Next-Gen platforms and other statements relating to future events that are not historical facts, including statements which may be preceded by the words “will,” “believes” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the control of the Company. Actual results may differ materially from the expectations contained in the forward-looking statements. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2011. Security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. The Company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

WaferGen Contact:

John Harland
john.harland@wafergen.com
510-780-2395